As filed with the Securities and Exchange Commission on June 4, 2008

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

AMBAC FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	6351	13-3621676
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

One State Street Plaza

New York, New York 10004

(212) 668-0340

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Anne Gill Kelly, Esq.

Managing Director, Secretary and Assistant General Counsel

Ambac Financial Group, Inc.

One State Street Plaza

New York, New York 10004

(212) 208-3355

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

With a copy to:

Michael Groll, Esq.

John M. Schwolsky, Esq.

Dewey & LeBoeuf LLP

1301 Avenue of the Americas

New York, New York 11211

(212) 259-8000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum offering price	Amount of registration fee[1]
Common Stock, $0.01 par value	14,074,074	$3.14[2]	$44,192,592	$1,737

1.	The registration fee is calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended.
2.	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act and based upon the average of the high and low prices of the registrant’s common stock as reported on the New York Stock Exchange on May 30, 2008.

Ambac Financial Group, Inc.

Common Stock

This prospectus relates to the offer and sale from time to time of up to an aggregate of 14,074,074 shares of our common stock by the selling stockholders named herein. The selling stockholders received these shares of our common stock in connection with a private placement of our shares in March 2008. In connection therewith, we agreed to register these shares of our common stock for resale by the selling stockholders. We will not receive any proceeds from the sale of the common stock offered herein.

Our common stock is listed on the New York Stock Exchange under the symbol “ABK.” The closing price of our common stock on the New York Stock Exchange on June 3, 2008 was $3.00 per share.

You should carefully read this prospectus, any prospectus supplement and any free writing prospectus prepared by us, together with the documents we incorporate by reference, before you invest in our common stock.

Investing in our common stock involves a high degree of risk. You should not invest unless you can afford to lose your entire investment. You should consider the risk factors described in the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and our Quarterly Report on Form 10-Q for the period ended March 31, 2008, and in the documents we incorporate herein by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 4, 2008.

i

You should rely only on the information contained in or incorporated by reference in this prospectus, any prospectus supplement and any free writing prospectus with respect to this offering filed by us with the Securities and Exchange Commission (the “SEC”). This prospectus may be used only for the purpose for which it has been prepared. No one is authorized to give information other than that contained in this prospectus and in the documents referred to in this prospectus and which are made available to the public. Neither we or the selling stockholders have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

Neither we or the selling stockholders are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus, any prospectus supplement, any free writing prospectus prepared by us or any document incorporated by reference is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date. This prospectus does not constitute an offer, or an invitation on our behalf, to subscribe for and purchase any of the securities and may not be used for or in connection with an offer or solicitation by anyone in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

FORWARD-LOOKING STATEMENTS

In this prospectus, we have included statements that may constitute “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “estimate,” “expect,” “project,” “plan,” “believe,” “anticipate,” “intend,” “planned,” “potential” and similar expressions, or future or conditional verbs such as “will,” “should,” “would,” “could,” and “may,” or the negative of those expressions or verbs, identify forward-looking statements. We caution readers that these statements are not guarantees of future performance. Forward-looking statements are not historical facts but instead represent only our beliefs regarding future events, which, may by their nature be inherently uncertain and some of which may be outside our control. These statements may relate to plans and objectives with respect to the future, among other things which may change. We are alerting you to the possibility that our actual results may differ, possibly materially, from the expected objectives or anticipated results that may be suggested, expressed or implied by these forward-looking statements. Important factors that could cause our results to differ, possibly materially, from those indicated in the forward-looking statements include, among others, those discussed under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and Part II, Item 1A of our Quarterly Report on Form 10-Q for the period ended March 31, 2008, and in the documents we incorporate herein by reference.

Any or all of management’s forward-looking statements here or in other publications may turn out to be wrong and are based on Ambac’s management’s current belief or opinions. Ambac’s actual results may vary materially, and there are no guarantees about the performance of Ambac’s securities. Among events, risks, uncertainties or factors that could cause actual results to differ materially are: (1) changes in the economic, credit, foreign currency or interest rate environment in the United States and abroad; (2) the level of activity within the national and worldwide credit markets; (3) competitive conditions and pricing levels; (4) legislative and regulatory developments; (5) changes in tax laws; (6) changes in our business plan, including changes resulting from our decision to discontinue writing new business in the financial services area, to significantly reduce new underwriting of structured finance business and to discontinue all new underwritings of structured finance business for six months from March 6, 2008; (7) the policies and actions of the United States and other governments; (8) changes in capital requirements whether resulting from downgrades in our insured portfolio or changes in rating agencies’ rating criteria or other reasons; (9) changes in Ambac’s and/or Ambac Assurance’s credit or financial strength ratings; (10) changes in accounting principles or practices relating to the financial guarantee industry or that may impact Ambac’s reported financial results; (11) inadequacy of reserves established for losses and loss expenses; (12) default by one or more of Ambac Assurance’s portfolio investments, insured issuers, counterparties or reinsurers; (13) credit risk throughout our business, including large single exposures to reinsurers; (14) market spreads and pricing on insured collateralized debt obligations (“CDOs”) and other derivative products insured or issued by Ambac; (15) credit risk related to residential mortgage securities and CDOs; (16) the risk that holders of debt securities or counterparties on credit default swaps (“CDS”) or other similar agreements seek to declare events of default or seek judicial relief or bring claims alleging violation or breach of covenants by Ambac or one of its subsidiaries; (17) the risk that our underwriting and risk management policies and practices do not anticipate certain risks and/or the magnitude of potential for loss as a result of unforeseen risks; (18) the risk of volatility in income and earnings, including volatility due to the application of fair value accounting, or FAS 133, to the portion of our credit enhancement business which is executed in credit derivative form; (19) operational risks, including with respect to internal processes, risk models, systems and employees; (20) the risk of decline in market position; (21) the risk that market risks impact assets in our investment portfolio; (22) credit and liquidity risk due to unscheduled and unanticipated withdrawals on investment agreements; (23) changes in prepayment speeds on insured asset-backed securities (“ABS”); (24) factors that may influence the amount of installment premiums paid to Ambac; (25) the risk that we may be required to raise additional capital, which could have a dilutive effect on our outstanding equity capital and/or future earnings; (26) our ability or inability to raise additional capital, including the risks that regulatory or other approvals for any plan to raise capital are not obtained, or that various conditions to such a plan, either imposed by third parties or imposed by Ambac or its Board of Directors, are not satisfied and thus potentially necessary capital raising transactions do not occur, or the risk that for other reasons the Company cannot accomplish any potentially necessary capital raising transactions, including the transactions contemplated hereby; (27) the risk that Ambac’s holding company structure and certain regulatory and other constraints, including adverse business performance, affect Ambac’s ability to pay dividends and make other payments; (28) the risk of litigation and regulatory inquiries or investigations, and the risk of adverse outcomes in connection therewith, which could have a material adverse effect on our business, operations, financial position, profitability or cash flows; (29) changes in expectations regarding future realization of gross deferred tax assets; (30) other factors described in the Risk Factors section in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and Part II, Item 1A of our Quarterly Report on Form 10-Q for the period ended March 31,2008 and also disclosed from time to time by Ambac in its subsequent reports on Form 10-Q and Form 8-K, which are or will be available on the Ambac website at www.ambac.com and at the SEC’s website, www.sec.gov; and (31) other risks and uncertainties that have not been identified at this time. Readers are cautioned that forward-looking statements speak only as of the date they are made and that Ambac does not undertake to update forward-looking statements to reflect circumstances or events that arise after the date the statements are made. You are therefore advised to consult any further disclosures we make on related subjects in Ambac’s reports to the SEC.

SUMMARY

The following summary highlights selected information contained elsewhere in this prospectus and may not contain all of the information that is important to you. We encourage you to read this prospectus, the risk factors described in the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and our Quarterly Report on Form 10-Q for the period ended March 31, 2008, and in the documents we incorporate herein by reference, and the documents identified under the heading “Where You Can Find More Information” of this prospectus, in their entirety. Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement to “Ambac,” “we,” “us,” “our,” the “Company” or similar references mean Ambac Financial Group, Inc. and its subsidiaries.

Ambac Financial Group, Inc.

Ambac, headquartered in New York City, is a holding company whose subsidiaries provide financial guarantee products to clients in both the public and private sectors around the world. Ambac was incorporated on April 29, 1991. Ambac has two reportable business segments: (i) Financial Guarantee and (ii) Financial Services. Ambac provides financial guarantees for public and structured finance obligations through its principal operating subsidiary, Ambac Assurance Corporation, or Ambac Assurance. Ambac Assurance is the successor to the founding financial guarantee insurance company, which wrote the first bond insurance policy in 1971. As described in more detail in Part I, Item 2, “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Business Restructuring” of Ambac’s Quarterly Report on Form 10-Q for the period ended March 31, 2008, Ambac has curtailed its activities on a going forward basis in certain sectors of its financial guarantee business and has decided to discontinue writing new financial services business (except where new transactions hedge or mitigate risks).

As a holding company, Ambac is largely dependent on dividends from Ambac Assurance to pay dividends on its capital stock, to pay principal and interest on its indebtedness and to pay its operating expenses. Dividends from Ambac Assurance are subject to certain insurance regulatory restrictions. For more information, see “Insurance Regulatory Matters—Dividend Restrictions—Wisconsin” and “Management’s Discussion and Analysis—Liquidity and Capital Resources” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 for further information.

Our principal executive offices are located at One State Street Plaza, New York, New York 10004 and our telephone number is (212) 668-0340.

The Private Placement

On March 12, 2008, BNP Paribas and The Royal Bank of Scotland plc (collectively, the “selling stockholders”) entered into a Private Placement Agreement with Ambac, which amended, restated and replaced a Private Placement Letter, dated as of March 6, 2008, by and among Ambac and the selling stockholders, pursuant to which the selling stockholders purchased, on a private placement basis, an aggregate of 14,074,074 shares of Ambac’s common stock at a price of $6.75 per share (the “Private Placement”).

These sales were made in transactions exempt from the registration requirements of the Securities Act of 1933, as amended, in reliance on Section 4(2) thereof, as transactions by an issuer not involving a public offering, and in reliance on Rule 506 thereof, as a sale to only accredited investors.

The selling stockholders also entered into lock-up agreements pursuant to which they agreed to restrictions on their ability to sell or transfer the shares of common stock they purchased in the Private Placement. The lock-up agreements terminate, with respect to each selling stockholder, (i) 60 days after the consummation of the

March Public Offerings (as defined below) for a number of shares of common stock equal to one third of the number of shares purchased by such selling stockholder, (ii) 90 days after the consummation of the March Public Offerings for an additional one-third of the number of shares purchased by such selling stockholder and (iii) 120 days after consummation of the March Public Offerings for the remaining shares of common stock, if any; provided that (a) in no event will the lock-up be any more restrictive than any other lock-up or similar agreement agreed to by Ambac, any other underwriter in connection with the March Public Offerings, or any party in any subsequent capital raising transaction and, if any such party is provided with a less restrictive lock-up or similar agreement the lock-up will be modified to conform to such agreement and (b) Ambac will not release any party from any such lock-up or similar agreement unless each other party is so released and will otherwise seek to enforce the obligations of the parties to such lock-ups and similar agreements. In addition, the selling stockholders will be released from their obligations under the lock-ups in the event Ambac obtains a release from the underwriters of the March Public Offerings of its obligations under the 120-day lock-up agreement Ambac entered into for the benefit of the underwriters in connection with the March Public Offerings.

In connection with the Private Placement, we agreed to provide the selling stockholders with first priority demand and piggyback registration rights with respect to the common stock purchased, with the intended effect of such rights being to provide the selling stockholders with the ability to make registered sales of such common stock (when they are no longer restricted from doing so pursuant to the lock-up agreements) that is equivalent in all material respects to the opportunity available to the underwriters in respect of the unsold allotments purchased by the underwriters in the March Public Offerings. This prospectus is being filed in connection with such registration rights.

The selling stockholders were paid an 8% fee payable upon consummation of the Private Placement. This fee is based upon the aggregate commitments of the selling stockholders in the Private Placement. In addition, we reimbursed the selling stockholders an aggregate amount of $10.0 million for the fees and expenses of their legal and financial advisers and outside counsel as agreed upon in the Private Placement Agreement.

The selling stockholders and we also agreed to provide one another with certain indemnification rights.

March Public Offerings

In March 2008, Ambac consummated a public offering of 171,111,112 shares of its common stock and 5,000,000 of its equity units (collectively, the “March Public Offerings”). In connection with the March Public Offerings, each of the underwriters agreed to purchase its pro rata share of common stock that was not then sold to the public in connection with the March Public Offerings and, in connection with those purchases, each underwriter agreed that it would not sell or transfer such common stock except at certain times. Specifically, each underwriter agreed to a lock-up provision with respect to its unsold shares that is substantially similar to that agreed to by the selling stockholders in the Private Placement. As a result, a substantial number of shares may be sold in the market upon expiration of such lock-up periods. The sales, or the perception that these sales may occur, may adversely affect the market price of our common stock.

The Shares Offered in This Prospectus

Common stock offered	14,074,074 shares of our common stock

Use of Proceeds	All of the shares of our common stock being offered under this prospectus are being sold by the selling stockholders. Accordingly, we will not receive any proceeds from the sale of these shares.

Listing of Common Stock	Our common stock is listed on The New York Stock Exchange under the symbol “ABK.”

USE OF PROCEEDS

All of the shares of common stock being offered under this prospectus are being sold by the selling stockholders. Accordingly, we will not receive any proceeds from the sale of these shares.

DESCRIPTION OF CAPITAL STOCK

This prospectus contains a summary of our common stock. This summary is not meant to be a complete description of our common stock. However, this prospectus contains all the material terms of the securities being offered.

Our authorized capital stock consists of 650,000,000 shares of common stock, par value $0.01 per share, and 4,000,000 shares of preferred stock, par value $0.01 per share. No shares of preferred stock were issued or outstanding as of June 3, 2008.

Common stock

Voting rights. Each holder of common stock is entitled to one vote for each share held on all matters to be voted upon by stockholders.

Dividends. The holders of common stock, after any preferences of holders of any preferred stock, are entitled to receive dividends as determined by the board of directors.

Liquidation and dissolution. If we liquidate or dissolve, the holders of the common stock will be entitled to share in our assets available for distribution to common stockholders in proportion to the amount of common stock they own. The amount available for common stockholders is calculated after payment of liabilities. Holders of any preferred stock will receive a preferential share of our assets before the holders of the common stock receive any assets.

Other rights. Holders of the common stock have no right to

•	convert or exchange the stock into any other security;

•	have the stock redeemed; or

•	purchase additional stock or to maintain their proportionate ownership interest.

The common stock does not have cumulative voting rights. Holders of shares of our common stock are not required to make additional capital contributions.

Our common stock is listed and traded on the New York Stock Exchange under the symbol “ABK.”

Transfer agent and registrar

BNY Mellon is the transfer agent and registrar for the common stock.

Removal of directors by stockholders

Delaware law provides that members of a board of directors may be removed, with or without cause, by a majority of the outstanding shares entitled to vote on the election of the directors.

Stockholder nomination of directors

Our by-laws provide that a stockholder must notify us in writing of any stockholder nomination of a director at least sixty, but not more than ninety, days prior to the date of the meeting for the election of directors. Except that if we give less than seventy days notice or prior public disclosure of the date for the meeting, then notice by a stockholder is timely if received by us no later than the close of business on the tenth day on which such notice was mailed or such public disclosure was made.

10% stockholder provision

Our subsidiary, Ambac Assurance, is a Wisconsin corporation and subject to the insurance and regulatory laws of the State of Wisconsin. Under Wisconsin insurance holding company laws, any acquisition of control of Ambac requires the prior approval of the Office of the Commissioner of Insurance of the State of Wisconsin. As a result, section 4.5 of our amended and restated certificate of incorporation provides that no stockholder may cast votes with respect to 10% or more of our voting stock, regardless of the actual number of shares of voting stock beneficially held by the stockholder. In addition, any voting stock held by a stockholder in excess of 10% will not count in the calculation of or toward a quorum at any meeting of stockholders. These voting restrictions will not apply to any stockholder whose acquisition or ownership of 10% or more of our voting stock has been approved by the Office of the Commissioner of Insurance of the State of Wisconsin.

Delaware Business Combination Statute

Section 203 of the Delaware General Corporation Law (“DGCL”) is applicable to us. Section 203 of the DGCL restricts some types of transactions and business combinations between a corporation and a 15% stockholder. A 15% stockholder is generally considered by Section 203 to be a person owning 15% or more of the corporation’s outstanding voting stock. Section 203 refers to a 15% stockholder as an “interested stockholder.” Section 203 restricts these transactions for a period of three years from the date the stockholder acquired 15% or more of our outstanding voting stock. With some exceptions, unless the transaction is approved by the board of directors and the holders of at least two-thirds of the outstanding voting stock of the corporation, Section 203 prohibits significant business transactions such as:

•	a merger with, disposition of significant assets to or receipt of disproportionate financial benefits by the 15% stockholder, or

•	any other transaction that would increase the 15% stockholder’s proportionate ownership of any class or series of our capital stock.

The shares held by the 15% stockholder are not counted as outstanding when calculating the two-thirds of the outstanding voting stock needed for approval.

The prohibition against these transactions does not apply if:

•

prior to the time that any stockholder became a 15% stockholder, the board of directors approved either the business combination or the transaction in which such stockholder acquired 15% or more of our outstanding voting stock, or

•

the 15% stockholder owns at least 85% of the outstanding voting stock of the corporation as a result of the transaction in which such stockholder acquired 15% or more of our outstanding voting stock. Shares held by persons who are both directors and officers or by some types of employee stock plans are not counted as outstanding when making this calculation.

DIRECT REGISTRATION SYSTEM

We have a direct registration (book-entry) program with respect to record ownership of our common stock. Direct registration is a service that allows shares to be owned, reported and transferred electronically without having a physical stock certificate issued. Persons who acquire shares of the common stock upon an offering and sale by a selling stockholder by use of this prospectus will not receive a physical stock certificate (unless certificates are specifically requested); rather, ownership of the shares acquired will be recorded in the names of such persons electronically on the books and records of BNY Mellon. Direct registration is intended to alleviate the problems relating to stolen, misplaced or lost stock certificates and to reduce the paperwork relating to the transfer of ownership of our stock. Under direct registration, the voting, dividend and other rights and benefits of holders of our common stock remain the same as with holders of certificates.

Prior to this registration, the shares of common stock which may be sold from time to time by the selling stockholders named in this prospectus were “restricted securities” under the Securities Act. Upon completion of a resale by use of this prospectus, the acquiring stockholders whose shares are registered in their own names will receive a statement confirming the appropriate number of shares of common stock through direct registration, rather than a physical stock certificate, unless such stockholder gives specific instructions to our transfer agent to issue such a certificate. For a stockholder who is acquiring common stock through a broker or other nominee that is a member of (or has a correspondent relationship with) the Depository Trust Company, that stockholder’s shares of common stock will be credited to the stockholder’s account by the broker or other nominee.

To utilize the services of a stockbroker to sell shares, a stockholder must contact their stockbroker. Thereafter, such stockholder may transfer the shares by telephone to a brokerage account and then may sell or transfer the shares by giving instructions to the broker.

SELLING STOCKHOLDERS

This prospectus relates to the disposition from time to time by the selling stockholders listed below of up to 14,074,074 shares in the aggregate of our common stock. The shares of our common stock offered by this prospectus were issued to the selling stockholders by us in connection with the Private Placement. In the Private Placement Agreement relating to the Private Placement, we agreed to file this prospectus, registering for resale the shares of our common stock acquired by the selling stockholders.

We will not receive any proceeds from the disposition of the shares of our common stock by the selling stockholders. We will pay all expenses relating to the registration of the shares with the SEC.

The following table sets forth for each selling stockholder:

•	the number and percent of shares of our common stock that such selling stockholder beneficially owned prior to the offering for resale of the shares under this prospectus;

•	the number of shares of our common stock registered for sale for the account of such selling stockholder under this prospectus; and

•

the number and percent of shares of our common stock to be beneficially owned by such selling stockholder after the completion of the offering (assuming all of the shares covered hereby are sold by such selling stockholder).

The number of shares in the column “Number of Shares Being Offered” represents all of the shares that each selling stockholder may dispose of under this prospectus supplement. We do not know how long the selling stockholders will hold the shares before disposing of them or of how many shares they will dispose. See “Summary—The Private Placement” for a description of certain restrictions on the ability of the selling stockholders to sell the shares purchased in the Private Placement.

This table is prepared solely based on information supplied to us by the selling stockholders and assumes the sale of all of the shares of our common stock covered hereby. No selling stockholder has had, during the past three years, any position, office or other material relationship with us or any of our predecessors or affiliates. The applicable percentages of beneficial ownership are based on an aggregate of 286,833,756 shares of our common stock issued and outstanding as of May 5, 2008.

	Shares Beneficially Owned Prior to Offering	Percent	Number of Shares Being Offered	Shares Beneficially Owned After Offering	Percent
Shareholder	Number			Number[1]
BNP Paribas 16 Boulevard des Italiens 75009 Paris, France	8,601,520	3.0%	8,148,148	453,372	*

The Royal Bank of Scotland plc c/o Greenwich Capital Markets, Inc. 600 Steamboat Road Greenwich, CT 06830	5,955,715	2.1%	5,925,926	29,789	*

*	Less than 1%.
[1]	Assumes the selling stockholder (i) disposes of all the common stock covered by this prospectus and (ii) does not acquire any additional common stock.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

The following summary of the taxation of our non-U.S. shareholders is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed United States Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as of the date hereof and as currently interpreted, all of which are subject to change, possibly with retroactive effect. Legislative, judicial or administrative changes may be forthcoming that could affect this summary.

The following discussion summarizes certain United States federal income tax consequences relevant to the acquisition, ownership and disposition of our common stock, and does not purport to be a complete analysis of all potential tax consequences. This discussion applies only to non-U.S. holders (as defined below) who purchase their shares in this offering and who hold their common stock as capital assets within the meaning of section 1221 of the Code. The following discussion is only a discussion of the U.S. federal income tax matters as described herein and does not purport to address all of the U.S. federal income tax consequences that may be relevant to a particular shareholder in light of such shareholder’s specific circumstances. In addition, the following summary does not address the U.S. federal income tax consequences that may be relevant to special classes of shareholders who may be subject to special rules or treatment under the Code, such as financial institutions, insurance companies, regulated investment companies, real estate investment trusts, dealers or traders in securities or currencies, investors in pass through entities, tax exempt organizations, holders who acquire our common stock pursuant to the exercise of employee stock options or otherwise as compensation, holders liable for the alternative minimum tax, U.S. expatriates or persons who hold their shares as part of a hedging or conversion transaction or as part of a hedge, conversion transaction, short-sale, straddle, or other integrated investment, traders in securities that elect mark-to-market treatment, common trust funds, and persons deemed to sell our common stock under the constructive sale provisions of the Code. This discussion does not include any description of the tax laws of any state or local governments within the United States or of any non-U.S. government and does not address any aspects of U.S. federal estate or gift tax laws. Persons considering making an investment in our shares should consult their own tax advisors concerning the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction or the U.S. federal estate or gift tax prior to making such investment.

The tax treatment of a holder of common stock, or of a person treated as a holder of common stock for U.S. federal income, state, local or non-U.S. tax purposes, may vary depending on the holder’s particular tax situation. Statements contained herein as to our beliefs, expectations and conditions as to the application of such tax laws or facts represent the view of management as to the application of such laws.

For purposes of this discussion the term “non-U.S. holder” means a beneficial owner of our common stock that is not for U.S. federal income tax purposes:

(i) an individual citizen or resident of the United States:

(ii) a corporation, created or organized in or under the laws of the United States, or under the laws of any political subdivision thereof;

(iii) an estate, the income of which is subject to U.S. federal income taxation regardless of its source;

(iv) a trust if either (x) a court within the United States is able to exercise primary supervision over the administration of such trust and one or more U.S. Persons have the authority to control all substantial decisions of such trust or (y) the trust has a valid election in effect to be treated as a U.S. Person for U.S. federal income tax purposes; or

(v) any other person or entity that is treated for U.S. federal income tax purposes as if it were one of the foregoing.

If a partnership (or an entity or arrangement characterized as a partnership for U.S. federal income tax purposes) holds our common stock, the tax treatment of the partners will generally depend on the status of the partner and the activities of the partnership. If you are a partner of a partnership owning common stock, you should consult your tax advisor.

An individual may be treated as a resident of the United States in any calendar year for U.S. federal income tax purposes, instead of a non-resident, by among other ways, being present in the United States on at least 31 days in that calendar year and for an aggregate of at least 183 days during the current calendar year and the two immediately preceding calendar years (based on certain multipliers). Residents are taxed for U.S. federal income tax purposes as if they were U.S. citizens.

THIS SUMMARY IS FOR GENERAL INFORMATION ONLY AND IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES RELATING TO THE OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK. HOLDERS OF OUR COMMON STOCK SHOULD CONSULT YOUR OWN TAX ADVISORS WITH RESPECT TO YOUR PARTICULAR CIRCUMSTANCES CONCERNING THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF OWNING THE COMMON STOCK.

Distributions

In general, any distribution we make to you with respect to our common stock that constitutes a dividend for U.S. federal income tax purposes will be subject to a U.S. federal withholding tax at a rate of 30% on the gross amount, or at a lower rate as may be specified by an applicable income tax treaty (provided we have received proper certification of your eligibility for such reduced rate) unless the dividend is effectively connected with a U.S. trade or business as discussed below. A distribution will constitute a dividend for U.S. federal income tax purposes to the extent paid out of our current or accumulated earnings and profits (as computed using U.S. tax principles). Distributions in excess of our current and accumulated earnings and profits will be treated first as a return of your basis in your shares of common stock to the extent thereof, and then as gain from the sale of a capital asset.

You should consult your tax advisors regarding your entitlement to benefits under an applicable income tax treaty. To claim the benefit of a lower withholding tax rate under an income tax treaty an Internal Revenue Service (“IRS”) Form W8-BEN must be filed with the payer (including, in the case of certain non-U.S. holders that are entities, the owner or owners of these entities must satisfy such certification requirements). Additionally, non-U.S. holders that are eligible for a reduced rate of U.S. federal withholding tax under an income tax treaty may obtain a refund or credit of any excess amounts withheld by filing an appropriate claim for a refund with the IRS.

Dividends that are effectively connected with your conduct of a trade or business in the United States (or, where an applicable income tax treaty applies, dividends that are attributable to your conduct of a trade or business in the United States through a U.S. permanent establishment) are generally not subject to the U.S. federal withholding tax, but instead will be subject to U.S. federal income tax on a net basis. In that case, we will not have to withhold U.S. federal withholding tax if you comply with applicable certification and disclosure requirements, including the furnishing of an IRS Form W-8ECI (or any successor form). In addition, dividends received by a non-U.S. corporation that are effectively connected with the conduct of a trade or business in the United States may be subject to a branch profits tax at a 30% rate, or at a lower rate if provided by an applicable income tax treaty.

Gain on Disposition of Common Stock

You generally will not be subject to U.S. federal income tax on any gain recognized on a sale or other disposition of our common stock unless:

•

the gain is effectively connected with your conduct of a trade or business in the United States (or where an applicable income tax treaty applies, is attributable to a permanent establishment maintained by you in the United States);

•	you are an individual who is present in the United States for 183 days or more during the taxable year of the disposition and meets certain other conditions; or

•

we are or have been a “U.S. real property holding corporation” for U.S. federal income tax purposes, and you hold or have held (directly or indirectly) more than 5% of our common stock at any time during the shorter of the five-year period ending on the date of disposition or the period that you held our common stock:

We believe that we are not, and are not likely to become, a U.S. real property holding corporation.

Gain that is effectively connected with your conduct of a trade or business in the United States (or, where an applicable income tax treaty applies, gain attributable to your permanent establishment in the United States) will be subject to U.S. federal income tax on a net basis and may be subject to the 30% branch profits tax, or at a lower rate if provided by an applicable income tax treaty.

If you are described in the second bullet point above, you generally will be subject to U.S. federal income tax on your gain from sale of our common stock at a flat rate of 30% (or such lower rate as may be specified by an applicable income tax treaty), although the gain may be offset by certain U.S. source losses incurred during the year, from the sale or exchanges of other capital assets).

Information Reporting and Backup Withholding

We must report annually to the IRS and to you the amount of dividends paid to you and the tax withheld with respect to those dividends, regardless of whether withholding is required. The IRS may make copies of these information returns available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty or other agreements.

In general, backup withholding will apply to dividends on our common stock paid to you, unless you have provided the required certification that you are a non-U.S. holder, and the payor does not have actual knowledge (or reason to know) that you are a U.S. person or otherwise establish an exemption. Dividends paid to a non-U.S. holder of our common stock generally will be exempt from backup withholding if you provide a properly executed IRS Form W-8BEN or otherwise establish an exemption.

In general, backup withholding and information reporting will apply to the payment of proceeds from the disposition of our common stock by a non-U.S. holder through a U.S. office of a broker unless such non-U.S. holder has provided the required certification that it is a non-U.S. holder, and the payor does not have actual knowledge (or reason to know) that the holder is a U.S. person or otherwise establishes an exemption. In general, backup withholding and information reporting will not apply to the payment of proceeds from the disposition of our common stock by a non-U.S. holder through the non-U.S. office of a broker, except as noted below. In the case of proceeds from a disposition of our common stock by a non-U.S. holder effected at a non-U.S. office of a broker that is:

•	a U.S. person;

•	a “controlled foreign corporation” for United States federal income tax purposes;

•	a foreign person 50% or more of whose gross income from certain periods is effectively connected with a U.S. trade or business; or

•

a foreign partnership if at any time during its tax year (a) one or more of its partners are U.S. persons who, in the aggregate, hold more than 50% of the income or capital interests of the partnership or (b) the foreign partnership is engaged in a U.S. trade or business;

information reporting will apply unless the broker has documentary evidence in its files that the owner is a non-U.S. holder and certain other conditions are satisfied, or the beneficial owner otherwise establishes an exemption (and the broker has no knowledge or reason to know to the contrary). Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that the non-U.S. holder is a U.S. person.

Backup withholding is not an additional tax. Any amounts that are withheld under the backup withholding rules from a payment to a non-U.S. holder will be credited or refunded against the non-U.S. holder’s United States federal income tax liability, if any, provided that certain required information is timely furnished to the IRS.

YOU SHOULD CONSULT YOUR TAX ADVISORS REGARDING THE APPLICATION OF THE INFORMATION REPORTING AND BACKUP WITHHOLDING RULES TO YOU.

PLAN OF DISTRIBUTION

The selling stockholders may sell from time to time the shares of our common stock listed under “Number of Shares Being Offered” in the “Selling Stockholder” table above. Sales by the selling stockholders may be made on The New York Stock Exchange, in over-the-counter market or otherwise. The timing and amount of sales will likely depend on market conditions and other factors. The sale prices may be market prices prevailing at the time of sale, negotiated prices or fixed prices. Sales may involve:

•	sales to underwriters who will acquire shares for their own account and resell them;

•	cross or block transactions in which a broker or dealer will attempt to sell the shares as agent but may purchase and resell a portion of the block as principal to facilitate the transaction;

•	purchases and resales by a broker or dealer as principal for its own account;

•	an exchange distribution or special offering in accordance with the rules of any stock exchange on which our common stock is listed;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers;

•	a transaction in which a broker-dealer agrees with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

•	transactions in the over-the-counter market;

•	means other than established trading markets, including direct sales of the shares to purchasers or sales of the shares effected through agents;

•	transactions in options, swaps, or other derivatives that may not be listed on an exchange;

•	the creation or settlement of hedging transactions;

•	privately negotiated transactions;

•	transactions to cover short sales;

•	any other transaction permitted pursuant to applicable law; or

•	any combination of the transactions set forth above.

In connection with resale of the shares of our common stock, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of our common stock and deliver common stock to close out such short positions, or loan or pledge common stock to broker-dealers that in turn may sell such securities. Such transactions may be effected by the selling stockholders at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices. The selling stockholders may effect such transactions by selling the securities to or through broker-dealers and such broker-dealers may receive compensation in the form of discounts or commissions from the selling stockholders and may receive commissions from the purchasers of the securities for whom they may act as agent (which discounts or commissions from the selling stockholders or such purchasers will not exceed those customary in the type of transactions involved).

Any broker-dealers that participate with the selling stockholders in the distribution of our common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions or discounts received by such broker-dealers and any profit on the resale of the securities by such broker-dealers might be deemed to be underwriting discounts and commissions under such act.

If the selling stockholders engage an underwriter in connection with the sale of the shares, to the extent required, this prospectus will be supplemented to describe the number of shares being offered and the terms of the offering, including the names of the underwriters, the public offering price, and any compensation to underwriters, dealers or agents. We know of no existing arrangements by the selling stockholders relating to distribution of the shares of our common stock covered by the prospectus.

We have agreed to pay agent fees and commissions, and fees and disbursements of our counsel and accountants, as well as all registration and filing fees and all printing costs incurred in connection with the offering.

We have agreed to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the selling stockholders may be required to make for these liabilities.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements, and other information with the SEC. These reports, proxy statements, and other information can be read and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding companies that file electronically with the SEC, including Ambac. These reports, proxy statements and other information can also be read at the offices of the NYSE, 20 Broad Street, New York, New York 10005 or on our internet site at www.ambac.com. Information on our website is not incorporated into this prospectus supplement or our other SEC filings and is not a part of this prospectus supplement or those filings.

This prospectus is part of a registration statement filed by us with the SEC. The full registration statement can be obtained from the SEC as indicated above, or from us.

The SEC allows us to “incorporate by reference” the information we file with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced this way is considered part of this prospectus, and any information filed with the SEC subsequent to this prospectus and prior to the termination of the particular offering referred to in this prospectus will automatically be deemed to update and supersede this information. We incorporate by reference the following documents which have been filed with the SEC:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2007 (filed on February 29, 2008);

•	Quarterly Report on Form 10-Q for the period ended March 31, 2008 (filed on May 12, 2008);

•

Current Reports on Form 8-K filed on January 16, 2008, January 18, 2008, January 23, 2008, January 25, 2008, February 1, 2008, February 13, 2008, March 7, 2008, March 12, 2008, March 12, 2008, March 17, 2008, March 19, 2008, April 23, 2008, May 28, 2008 and June 4, 2008, in each case excluding any portions of such Current Reports on Form 8-K which are specifically, or are deemed to be, furnished to the SEC.

We incorporate by reference the documents listed above and any future filings made with the SEC prior to the termination of the particular offering referred to in this prospectus supplement in accordance with Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, with the exception of any documents deemed not to be filed.

We will provide without charge upon written or oral request, a copy of any or all of the documents which are incorporated by reference in this prospectus supplement, other than exhibits which are specifically incorporated by reference into those documents. Requests should be directed to Vandana Sharma, First Vice President, Ambac Financial Group, Inc., One State Street Plaza, New York, New York 10004 (telephone number (212) 208-3333 or at vsharma@ambac.com).

LEGAL OPINIONS

Anne Gill Kelly, Esq., Managing Director, Secretary and Assistant General Counsel of Ambac, One State Street Plaza, New York, New York 10004, will issue an opinion about the legality of the shares offered hereby. Anne Gill Kelly, Esq. beneficially owns, or has the right to acquire under Ambac’s employee benefit plans, an aggregate of less than 1% of our common stock. Additionally, certain legal matters relating to the shares offered hereby will be passed upon for us by Dewey & LeBoeuf LLP, New York, New York 10019.

EXPERTS

The consolidated financial statements and related financial statement schedules of Ambac Financial Group, Inc. as of December 31, 2007 and 2006, and for each of the years in the three-year period ended December 31, 2007, and the assessment of the effectiveness of internal control over financial reporting as of December 31, 2007 have been incorporated by reference herein and in the registration statement of which it forms a part, in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The reports of KPMG LLP on such consolidated financial statements and related financial statement schedules refer to changes in Ambac’s method of accounting for variable interest entities and stock-based compensation in 2006.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The expenses relating to the registration of the securities will be borne by the registrant. Such expenses are estimated to be as follows:

Securities and Exchange Commission Registration Fee	$1,737
Transfer Agents and Trustees’ Fees and Expenses	5,000
Printing and Engraving Fees and Expenses	25,000
Accounting Fees and Expenses	5,000
Legal Fees	20,000
Stock Exchange Listing Fees	25,000
Miscellaneous	5,000

Total	$86,737

Item 15.	Indemnification of Directors and Officers.

As authorized by Section 145 of the General Corporation Law of the State of Delaware, each director and officer of Ambac may be indemnified by Ambac against expenses (including attorney’s fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceedings in which he or she is involved by reason of the fact that he or she is or was a director or officer of Ambac if he or she acted in good faith and in manner that he or she reasonably believed to be in or not opposed to the best interests of Ambac and, with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe that his or her conduct was unlawful. In addition, Article VII of the amended and restated certificate of incorporation of Ambac and Article IX of its by-laws authorize Ambac to indemnify any person entitled to be indemnified under law. If the legal proceeding, however, is by or in the right of Ambac, the director or officer may not be indemnified in respect of any claim, issue or matter as to which he or she shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to Ambac unless a court determines otherwise.

In addition, Ambac maintains a directors’ and officers’ liability insurance policy.

Article VI of the amended and restated certificate of incorporation of Ambac provides that, to the fullest extent permitted by law, no director of Ambac will be personally liable for monetary damages to Ambac or its stockholders for any breach of fiduciary duty as a director.

Item 16.	List of Exhibits.

Exhibit No.	Description of Exhibits
4.1	Conformed Amended and Restated Certificate of Incorporation of the Company filed with the Secretary of State of the State of Delaware on July 11, 1997 (incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 1997).

4.2	Conformed Copy of the Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Registrant filed with the Secretary of State of the State of Delaware on May 13, 1998 (incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1998).

4.3	Conformed Copy of the Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Registrant filed with the Secretary of State of the State of Delaware on May 28, 2004 (incorporated by reference to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004).

4.4	By-laws of Ambac Financial Group, as amended through May 8, 2007 (incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007).

4.5	Definitive Engraved Stock Certificate representing shares of Common Stock. (incorporated herein by reference to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 1997)

5.1	Opinion of Anne Gill Kelly, Esq. (filed herewith).

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm (filed herewith).

23.2	Consent of Anne Gill Kelly, Esq. (included in Exhibit 5.1).

24.1	Power of Attorney of certain officers and directors of the Company (included in the signature pages hereto).

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report, pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on June 2, 2008.

AMBAC FINANCIAL GROUP, INC.

By:	/s/ Sean T. Leonard
Name:	Sean T. Leonard
Title:	Senior Vice President and Chief Financial Officer

KNOWN ALL MEN BY THESE PRESENTS that each person whose signature to this registration statement appears below hereby constitutes and appoints each of Sean T. Leonard and Anne Gill Kelly, as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments to the registration statement, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and does hereby grant unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or any substitute therefore, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 2nd day of June, 2008.

Signature	Title

/s/ Michael A. Callen Michael A. Callen	Chairman of the Board of Directors and the President and Chief Executive Officer (Principal Executive Officer)

/s/ Sean T. Leonard Sean T. Leonard	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Jill M. Considine Jill M. Considine	Director

/s/ Philip N. Duff Philip N. Duff	Director

/s/ Thomas C. Theobald Thomas C. Theobald	Director

/s/ Laura S. Unger Laura S. Unger	Director

/s/ Henry D.G. Wallace Henry D.G. Wallace	Director

EXHIBIT INDEX

Exhibit No.	Description of Exhibits
4.1	Conformed Amended and Restated Certificate of Incorporation of the Company filed with the Secretary of State of the State of Delaware on July 11, 1997 (incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 1997).

4.2	Conformed Copy of the Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Registrant filed with the Secretary of State of the State of Delaware on May 13, 1998 (incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1998).

4.3	Conformed Copy of the Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Registrant filed with the Secretary of State of the State of Delaware on May 28, 2004 (incorporated by reference to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004).

4.4	By-laws of Ambac Financial Group, as amended through May 8, 2007 (incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007).

4.5	Definitive Engraved Stock Certificate representing shares of Common Stock. (incorporated herein by reference to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 1997)

5.1	Opinion of Anne Gill Kelly, Esq. (filed herewith).

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm (filed herewith).

23.2	Consent of Anne Gill Kelly, Esq. (included in Exhibit 5.1).

24.1	Power of Attorney of certain officers and directors of the Company (included in the signature pages hereto).